Exhibit 2(k)(vii)

                     ASSIGNMENT AND CONSENT TO ASSIGNMENT OF
                          SUB-ADMINISTRATION AGREEMENT


Reference is made to the Sub-Administration Agreement dated April 1, 2003 (the "Sub-Administration Agreement") by and between BACAP Alternative Multi-Strategy Fund, LLC, a Delaware limited liability company (the "Fund"), BACAP Distributors, LLC, a North Carolina limited liability company ("BACAP"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI"). In accordance with Article 13 of the Sub-Administration Agreement, BACAP, effective June 13, 2005, assigns all of its rights, duties, responsibilities and obligations under the Sub-Administration Agreement to Banc of America Investment Advisors, Inc., and Banc of America Investment Advisors, Inc. agrees to assume all such rights, duties, responsibilities and obligations. By their signatures below, the Fund and SEI consent to this assignment.

Dated:  June 13, 2005

BACAP DISTRIBUTORS, LLC

By: /s/ KEITH W. WINN
    --------------------------
Name:  Keith W. Winn
Title: President

BANC OF AMERICA INVESTMENT ADVISORS, INC.

By: /s/ LAWRENCE R. MORGENTHAL
    --------------------------
Name:  Lawrence R. Morgenthal
Title: Executive Vice President

THE FUND HEREBY CONSENTS TO THIS ASSIGNMENT
OF THE SUB-ADMINISTRATION AGREEMENT:

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

By: /s/ LAWRENCE R. MORGENTHAL
    --------------------------
Name:  Lawrence R. Morgenthal
Title: President

SEI HEREBY CONSENTS TO THIS ASSIGNMENT
OF THE SUB-ADMINISTRATION AGREEMENT:

SEI INVESTMENTS GLOBAL FUNDS SERVICES

By: /s/ WAYNE WITHROW
    --------------------------
Name:  Wayne Withrow
Title: Executive Vice President